DOUGLAS DYNAMICS

3Q23 EARNINGS CALL SUPPLEMENTAL INFORMATION

October 31st, 2023

FORWARD-LOOKING STATEMENTS

This presentation contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, product demand, the payment of dividends, and availability of financial resources. These statements are often identified by use of words such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments, and business strategies. Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, including as a result of global climate change, our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, labor strikes, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic, our inability to maintain good relationships with our distributors, our inability to maintain good relationships with the original equipment manufacturers with whom we currently do significant business, lack of available or favorable financing options for our end-users, distributors or customers, increases in the price of steel or other materials, including as a result of tariffs, necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel or freight, a significant decline in economic conditions, the inability of our suppliers and original equipment manufacturer partners to meet our volume or quality requirements, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends or our ability to execute repurchases under our stock repurchase program, our inability to compete effectively against competition, our inability to achieve the projected financial performance with the business of Henderson Enterprises Group, Inc. ("Henderson"), which we acquired in 2014, or with the assets of Dejana Truck & Utility Equipment Company, Inc., which we acquired in 2016, and unexpected costs or liabilities related to such acquisitions or any future acquisitions, as well as those discussed in the section entitled "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2022 and any subsequent Form 10-Q filings.

You should not place undue reliance on these forward-looking statements. In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

EXECUTING ON FACTORS WITHIN OUR CONTROL



Total Internal Growth Drivers
Total External Growth Drivers
2023 Initial EBITDA Plan
2023 Current EBITDA Plan

- Internal Growth Drivers (including **Baseline profit improvements**, **Pricing**, **New product introductions**) are expected to come in **~50% above plan**.
- 2023 performance has been significantly impacted by **external growth drivers**, **predominantly snowfall**, and to a much lesser extent **chassis supply.**
- Record low snowfall in core east coast markets offset success with internal growth drivers.

WTA: SHIFTING TO EL NIÑO PATTERN

Source: Henry Margusity - Weather Madness

Our observations:

- Past four years = La Nina patterns – typically lower precipitation on the East Coast
- Shifting to El Nino pattern for next three years
- Typically leads to above average precipitation


WeatherMadness
All the Weather All the Time!
Winter Precipitation
Minneapolis
Chicago
New York
Salt Lake City
Denver
Near Normal
Above Normal
Dallas
Atlanta
Above Normal

WTS: IMPROVED 3Q23 RESULTS

Positives

- Improved chassis availability translated into stronger results in 3Q23 compared to 3Q22.
- Significant EBITDA margin improvement to 7.3% in 3Q23 compared to 3Q22.
- UAW strike has not impacted WTS to date.
- Tentative agreement between UAW and OEMs.



UPDATING OUTLOOK

Positives

- **WTA:** Dealer sentiment and financial health remain positive.
- 'Low Snowfall Playbook' actions positively impacting results.
- **WTS:** Continued strong backlog and pricing recovery.
- Internal growth drivers are paying off.
- Continued baseline profit improvements in both segments.

Outlook

- **2023** - Adjusting guidance lower due to ongoing impact of last winter's snowfall.
- **2024** - Expected guidance likely at or better than original Feb 2023 guidance.
- Mid-point 2024 Adjusted EPS guidance likely to be ~30% higher than mid-point of current 2023 Adjusted EPS guidance.

Long-Term Target

- We believe $3.00 of Adjusted EPS remains achievable.
- External headwinds expected to push out timing.
- Guidance to be issued in February 2024.